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                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                           NEW YORK, N.Y. 10022 - 3852

TEL (212) 715-9100                                   47, AVENUE HOCHE
FAX (212) 715-8000                                     75008 PARIS
                                                          FRANCE



                                 April 15, 2002



The OFFIT Variable Insurance Fund, Inc.
400 Bellevue Parkway
Wilmington, DE  19809


         Re:      Registration Nos. 33-81748; 811-8640


Gentlemen:


     We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 17 to Registration Statement No. 33-81748; 811-8640.


                                Very truly yours,

                                /s/ Kramer Levin Naftalis & Frankel LLP